UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2010

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2010, a New York common law trust (the “Trust”), initially formed by an indirect subsidiary of SBA Communications Corporation (the “Company”), issued in a private transaction $680.0 million of Secured Tower Revenue Securities, Series 2010-1, Class C Securities (“2010-1 Tower Securities”), and $550.0 million of Secured Tower Revenue Securities, Series 2010-2, Class C Securities (“2010-2 Tower Securities” and together with the 2010-1 Tower Securities, the “2010 Tower Securities”). The 2010-1 Tower Securities have an anticipated repayment date of April 2015, a final maturity date of April 2040 and an interest rate of 4.254% per annum, and the 2010-2 Tower Securities have an anticipated repayment date of April 2017, a final maturity date of April 2042 and an interest rate of 5.101% per annum. The net proceeds from this offering were approximately $1.214 billion, after deducting $16.0 million in initial purchasers’ discounts and expenses. Net proceeds from this offering were used to repay in full the outstanding 2006 CMBS Certificates in the amount of $938.6 million and pay the related prepayment consideration. The remainder of the net proceeds may be used to make a cash distribution to SBA Senior Finance, Inc., an indirect subsidiary of the Company, who may further distribute or contribute such amount to any other SBA entity or use it for any other purpose.

The sole asset of the Trust consists of a non-recourse mortgage loan made in favor of SBA Properties, Inc., SBA Sites, Inc. and SBA Structures, Inc., indirect operating subsidiaries of the Company (the “Borrowers”). In connection with the issuance of the 2010 Tower Securities, the mortgage loan was amended by (i) the Third Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, by and among the Borrowers and Midland Loan Services, Inc., as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee pursuant to which the Borrowers, jointly and severally, borrowed $680.0 million with terms corresponding to the 2010-1 Tower Securities, and (ii) the Fourth Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, by and among the Borrowers and Midland Loan Services, Inc., as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee, pursuant to which the Borrowers, jointly and severally, borrowed $550.0 million with terms corresponding to the 2010-2 Tower Securities. The Borrowers are special purpose vehicles which exist solely to hold the towers which are subject to the securitization.

The mortgage loan underlying the 2010 Tower Securities is to be paid from the operating cash flows from the aggregate 3,686 tower sites owned by the Borrowers. The mortgage loan is secured by (i) mortgages, deeds of trust and deeds to secure debt on substantially all of the tower sites, (ii) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (iii) the Borrowers’ rights under specified tenant leases and (iv) all of the proceeds of the foregoing. For each calendar month, SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee equal to 7.5% of the Borrowers operating revenues for the immediately preceding calendar month.

The Borrowers may prepay the mortgage loan, with no prepayment consideration, (i) within nine months of the anticipated repayment date of the related mortgage loan component, (ii) with proceeds received as a result of any condemnation or casualty of the 3,686 tower sites or (iii) during an amortization period. In all other circumstances the Borrowers may prepay the mortgage loan in whole or in part for the components of the mortgage loan corresponding to applicable 2010 Tower Securities upon payment of the applicable prepayment consideration. The prepayment consideration is determined per class and consists of an amount equal to the excess, if any, of (1) the present value, calculated in accordance with the formula set forth in the mortgage loan, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date that is nine months prior to the anticipated repayment date over (2) that portion of the principal balance of such class prepaid on the date of such prepayment.

To the extent that the full amount of the mortgage loan components corresponding to the 2010 Tower Securities are not fully repaid by their respective anticipated repayment dates, the interest rate of each component would increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread for such component (as set forth in the Mortgage Loan Agreement) plus (z) 5%, exceeds the original interest rate for such component.

In connection with the issuance of the 2010 Tower Securities, the Company established a deposit account into which all rents and other sums due on the 3,686 tower sites are directly deposited by the lessees and are held by the indenture trustee. The monies held by the indenture trustee after the release date will be classified as restricted cash on the Company’s Consolidated Balance Sheets. However, if the debt service coverage ratio, defined as the net cash flow (as defined in the Mortgage Loan Agreement) divided by the amount of interest on the mortgage loan, servicing fees and trustee fees that the Borrowers will be required to pay over the succeeding twelve months, as of the end of any calendar quarter, falls to 1.30 times or lower, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as “excess cash flow,” will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the debt service coverage ratio exceeds 1.30 times for two consecutive calendar quarters. If the debt service coverage ratio falls below 1.15 times as of the end of any calendar quarter, then an “amortization period” will commence and all funds on deposit in the reserve account will be applied to prepay the mortgage loan until such time that the debt service coverage ratio exceeds 1.15 times for a calendar quarter.

The mortgage loan, as amended, includes convents customary for mortgage loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Borrowers contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that the Borrowers maintain at least two independent directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: April 22, 2010